Exhibit 23.2


		       CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in the Registration Statements Nos. 333-10663 and 333-10951 of Shiva Corporation on Form S-3 and Registration Statement Nos. 33-86514, 333-04231, 333-08561 and 333-12895 of Shiva
Corporation on Form S-8 of our report dated March 28, 1996 (June 16, 1996 as to Note 8)(relating to the financial statements of AirSoft, Inc. not presented separately herein), appearing in Amendment No. 2 to the Current Report on Form 8-K/A of Shiva Corporation dated August 13, 1996.



/s/ Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP

San Jose, California
March 25, 1997


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